Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Crinetics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	Rule 457(o)(1)	—	—	$350,000,000(2)	0.0001476	$51,660(3)

Total Offering Amounts					$350,000,000

Total Fees Previously Paid							—

Total Fee Offsets							$5,885

Net Fee Due							$45,775

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3 (Registration No. 333-280407), which was filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2024 (the “Existing Registration Statement”), except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Crinetics Pharmaceuticals, Inc.	S-3	333-258694	8/10/2021	—	$5,885	Equity	Common Stock, $0.001 par value per share	—	$63,484,983	—

Fee Offset Sources	Crinetics Pharmaceuticals, Inc.	S-3	333-258694	—	8/10/2021	—	—	—	—	—	$13,905(2)

(2)

In connection with the registration of the offering of up to $150,000,000 of shares of common stock, including the Unsold Shares (as defined below) under the prospectus supplement, dated August 12, 2022 (the “Prior Prospectus”), to the Registration Statement on Form S-3 (Registration No. 333-258694), which was filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2021 (the “Prior Registration Statement”), the Registrant paid registration fees of $13,905, based on the filing fee then in effect, which were offset entirely by the filing fees paid with respect to the initial registration of the offering of up to $75,000,000 of shares of common stock, including the Unsold Shares, under the prospectus supplement, dated August 29, 2019, to the Registration Statement on Form S-3 (Registration No. 333-233246), which was filed with the SEC on August 13, 2019. Of those shares of common stock, shares having an aggregate offering price of $86,515,017 were sold, and shares of common stock having an aggregate offering price of $63,484,983 were unsold (the “Unsold Shares”). The offering made under the Prior Prospectus and the Prior Registration Statement has been terminated. $5,885 is the portion of the registration fee associated with the Unsold Shares that is due under this prospectus supplement using all of the previously paid but unused registration fees associated with the Prior Prospectus and the Prior Registration Statement. Accordingly, a filing fee of $45,775 is being paid herewith.